Prospectus Supplement No. 3                     Filed pursuant to Rule 424(b)(3)
(to the prospectus dated May 1, 2000)                 Registration No. 333-31530

                              AT HOME CORPORATION

                   6,322,003 Shares of Series A Common Stock

                               ----------------

   This prospectus supplement relates to the resale by selling stockholders named on pages 22 to 25 of the prospectus dated May 1, 2000, as supplemented by the prospectus supplement No. 1 dated June 1, 2000 and the prospectus supplement No. 2 dated June 27, 2000 to which this prospectus supplement is attached.

   This prospectus supplement should be read in conjunction with the prospectus dated May 1, 2000, the prospectus supplement No.1 dated June 1, 2000 and the prospectus supplement No. 2 dated June 27, 2000 which is to be delivered with this prospectus supplement. All capitalized terms used but not defined in this prospectus supplement shall have the meanings given to them in the prospectus.

   The information in the table appearing under the heading "Selling Stockholders--Former Stockholders of Hartford House, Ltd. and Kendara, Inc." and the related footnotes in the prospectus are superseded in full by the information appearing in the table below:

                                                         Shares
                                                          Owned
                                                         Before   Total Shares
                                                           the    that May be
     Name                                               Offering    Offered
     ----                                               --------- ------------
     Fortuna Ventures, L.P(1).......................... 1,553,240  1,553,240

     Stephen Schutz and Susan Schutz, Trustees under
      Trust dated December 19, 1985(1)................. 1,062,665  1,062,665

     Jared Schutz(1)...................................   823,093    823,093

     Mohr, Davidow Ventures V, L.P.(2).................   475,446    475,446

     Pavani Diwanji(3).................................   286,580    286,580

     Freeman Murray(4).................................   208,996    208,996

     Bret Comolli(5)...................................    80,791     80,791

     IVP Broadband Fund L.P.(6)........................    51,123     51,123

     Robert Polis, as Trustee of the Robert Nathan
      Polis Revocable Trust dated August 25, 1993(1)...    46,472     46,472

     Regents of the University of California...........    38,321     38,321

     Mohr, Davidow Ventures V, L.P. as nominee for MDV
      Entrepreneurs' Network Fund II(A), L.P. and MDV
      Entrepreneurs' Network Fund II(B), L.P.(2).......    35,786     35,786

     Yale University...................................    34,489     34,489

     Horsley Bridge Fund V, L.P........................    31,934     31,934

     Brian Wilson......................................    29,578     29,578

     Carnegie Corporation of New York..................    25,548     25,548

     Endowment Venture Partners III, L.P. .............    25,548     25,548

     Community Foundation Silicon Valley...............    25,000     25,000

     Ford Foundation...................................    22,993     22,993

     Jean Michel Leon and Christilla Leon..............    19,719     19,719

                                                         Shares
                                                         Owned    Total Shares
                                                       Before the that May be
     Name                                               Offering    Offered
     ----                                              ---------- ------------
     Andrew W. Mellon Foundation......................   19,161      19,161

     Leland Stanford Junior University................   19,161      19,161

     Nassau Capital (Princeton).......................   19,161      19,161

     St. Paul Venture Capital.........................   19,161      19,161

     Gleb Budman......................................   14,000      14,000

     Howard Hughes Medical Institute..................   12,774      12,774

     Harvard Private Capital Holdings, Inc. ..........   12,773      12,773

     Mutual Life Insurance Company of New York........   12,773      12,773

     Northwestern University..........................   12,773      12,773

     Stuart Cheshire..................................   11,831      11,831

     The Duke Endowment...............................   10,219      10,219

     Ewing Marion Kauffman Foundation.................   10,219      10,219

     Rockefeller Foundation...........................   10,219      10,219

     Gothic Corporation (Duke University).............   10,219     10, 219

     Williams College.................................   10,219      10,219

     Jason Knight.....................................    9,859       9,859

     Heinrich Gantenbein..............................    9,859       9,859

     Brinson Partnership Fund Trust--1998 Primary
      Fund............................................    9,529       9,529

     Paul B. Callahan.................................    7,887       7,887

     Vlad Bolshakov...................................    7,887       7,887

     Arthur Van Hoff..................................    7,697       7,697

     David Cheriton...................................    7,697       7,697

     EDS Retirement Plan Trust........................    7,345       7,345

     HB-PGGM Fund II, L.P. ...........................    6,387       6,387

     Knightsbridge Venture Capital IV, L.P. ..........    6,387       6,387

     Santa Clara University...........................    6,387       6,387

     Vulcan Ventures Inc. ............................    6,387       6,387

     State Universities Retirement System.............    6,068       6,068

     SBC Master Pension Trust.........................    6,068       6,068

     Christopher Kelly................................    5,915       5,915

     G & H Partners...................................    5,842       5,842

     Scott Eikenberry and Ashley Eikenberry...........    4,929       4,929

     Cory Cooke and Janelle Hargrove..................    4,929       4,929

     Noel Wilson......................................    4,929       4,929

     Michael Sheridan.................................    4,046       4,046

     Donna Novitsky...................................    3,943       3,943

     Knightsbridge Associate Investors IX, L.P. ......    3,832       3,832

                                                          Shares
                                                          Owned    Total Shares
                                                        Before the that May be
     Name                                                Offering    Offered
     ----                                               ---------- ------------
     Orange County Employees Retirement System........    3,832       3,832

     Yale University Staff Retirement Plan............    3,832       3,832

     Brinson Partnership Fund--1998 Primary Fund,
      L.P.............................................    3,181       3,181

     Duke University Employee Retirement Plan.........    2,555       2,555

     Knightsbridge Netherlands I, L.P.................    2,555       2,555

     1998 Primary Brinson Partnership Fund Offshore
      Series Company Ltd..............................    2,299       2,299

     Wendy Riggs......................................    1,971       1,971

     Steve Jessey.....................................    1,854       1,854

     Martin Foster....................................    1,676       1,676

     Carol Dressler...................................    1,603       1,603

     Richard P. Yoon..................................    1,577       1,577

     Laura Bidinger and Joseph Bidinger...............    1,577       1,577

     Miko Matsumora...................................    1,577       1,577

     Geoffrey Y. Yang or Amy S. Yang, Trustees for the
      Yang Family Trust U/D/T dated 4/11/94...........    1,354       1,354

     Mary Jane Elmore or William B. Elmore, General
      Partners for Elmore Family Investments, L.P.....    1,319       1,319

     T. Peter Thomas & Jacqueline Sue Stewart,
      trustees of the Thomas-Stewart Family Trust
      U/D/T dated 10/16/96............................    1,255       1,255

     Munex Stock Holding Company, LLC. ...............    1,161       1,161

     John M. McQuillan................................    1,141       1,141

     Bob Adler........................................    1,090       1,090

     L. James Strand & Laura Strand, Trustees for the
      L. James & Laura Strand Trust U/A/D 5/30/91.....    1,074       1,074

     Ruthann Quindlen or David E. Liddle, Trustees for
      the David E. Liddle and Ruthann Quindlen Trust
      U/D/T dated 7/5/84 as amended 3/16/94...........      954         954

     Drakes Landing Associates, L.P...................      929         929

     Samuel D. Colella or Nancy R. Colella, Trustees
      for the Colella Family Trust U/A/D 9/21/92......      906         906

     Sigma Ventures...................................      883         883

     Melissa Criqui...................................      788         788

     Aulis & Co. .....................................      697         697

     Foster & Foster..................................      697         697

     Samuel D. Colella or Nancy R. Colella, General
      Partner for the Colella Family Partners.........      672         672

     Peter C. Gotcher.................................      592         592

     Antaeus Enterprises, Inc. .......................      581         581

                                                          Shares
                                                          Owned    Total Shares
                                                        Before the that May be
     Name                                                Offering    Offered
     ----                                               ---------- ------------
     BancBoston Investments, Inc......................     581         581

     St. Paul's School................................     581         581

     Stathis Andris...................................     581         581

     Trustees of Phillips Academy.....................     581         581

     Reid W. Dennis and Margaret E. Dennis, Trustees,
      Under the Reid and Margaret Dennis Living Trust
      U/A/D July 7, 1989..............................     544         544

     Norman A. Fogelsong or Jill M. Fogelsong,
      Trustees for the Norman A. and Jill M. Fogelsong
      Trust U/T/A dated 3/22/84.......................     536         536

     The Prospect Hill Foundation.....................     523         523

     William P. Tai...................................     501         501

     Hardscrabble Associates Partnership..............     395         395

     James Gosling....................................     394         394

     Geoff Baehr......................................     394         394

     Steve Arnold.....................................     394         394

     Ashmeet Sidana...................................     394         394

     Jeff Whipps......................................     394         394

     Neil Leslie Robertson and Rebecca B. Robertson,
      trustees of the Robertson Family Trust U/D/T
      dated 5/7/98....................................     393         393

     The American School of Classical Studies at
      Athens..........................................     348         348

     The Fullerton Trust..............................     348         348

     C. Bradford Jeffries.............................     290         290

     HKL I L.L.C. ....................................     279         279

     John K. Tillotson................................     272         272

     Mary Jane Elmore, Trustee for the Fogelsong
      Childrens Trust U/T/A dated 8/1/85..............     268         268

     Timothy M. Haley and Ethna C. McGourty, Trustees
      of the Haley-McGourty Family Trust U/D/T
      9/27/96.........................................     262         262

     R. Thomas Dyal...................................     236         236

     Foster Family Limited Partnership................     232         232

     Donald E. Sveen..................................     232         232

     Louisville Presbyterian Theological Seminary.....     232         232

     Patricia A. Zuch.................................     232         232

     Richard J. Franke................................     232         232

     Stanford Retirement Annuity Plan.................     232         232

     J. James Strand or Laura Strand, General Partner
      for JLS Partners................................     181         181

     Jeffries Investment Group........................     174         174

     Robert W. Maier..................................     174         174

                                                          Shares
                                                          Owned    Total Shares
                                                        Before the that May be
     Name                                                Offering    Offered
     ----                                               ---------- ------------

     The Sperry Fund..................................        174         174

     Nancy E. McCroskey, Trustee under the McCroskey
      Trust Agreement dated 3/15/84...................        162         162

     Allen Beasley....................................        149         149

     Venture Investment Management Company III, L.P...        128         128

     Alfred L. McDougal Trust.........................        116         116

     Domanada Foundation..............................        116         116

     Franke Family Charitable Foundation..............        116         116

     GC & H Investments...............................        116         116

     McDougal Family Foundation.......................        116         116

     Pilot Trading Trust..............................        116         116

     Stephen P. Norman................................        116         116

     Syndics Investment Corporation, Ltd. ............        116         116

     The R.E.K. Profit Sharing Plan...................        116         116

     William M. Kearns, Jr............................        116         116

     William S. Beinecke..............................        116         116

     Marko Balabanovic................................         49          49

     Louise Pegher, Trustee for the Julia Carver 1991
      Trust U/T/A dated 6/18/91.......................         44          44

     Louise Pegher, Trustee for the Dana Clevenger
      1991 Trust U/T/A dated 6/18/91..................         44          44

     Louise Pegher, Trustee for the Michelle Colella
      1991 Trust U/T/A dated 6/18/91..................         44          44

     Louise Pegher, Trustee for the Mark Colella 1991
      Trust U/T/A dated 6/18/91.......................         44          44

     Geoffrey Y. Yang, Trustee for the Haley-McGourty
      Children's Trust U/T/A dated April 10, 1998.....         29          29

     Mary Jane Elmore, Trustee for the Megan C. Yang
      Trust U/T/A dated 5/13/96.......................         23          23

     Timothy M. Haley, Trustee of Peter Wu-Sung Yang
      1998 Trust U/T/A dated 3/19/98..................         23          23

     Jane Prusakova...................................         19          19

     Michele Colella Sloat and Mark Samuel Colella,
      Trustees for the CGK Trust, U/T/A dated
      4/13/98.........................................          6           6

       Total..........................................  5,285,600   5,285,600

--------
(1) Based on information provided to us as of February 25, 2000.

(2) Prior to our acquisition of Kendara, Mohr, Davidow Ventures V, L.P. and Mohr, Davidow Ventures V, L.P. as nominee for MDV Entrepreneurs' Network Fund II(A), L.P. and MDV Entrepreneurs' Network Fund II(B), L.P. together held approximately 18.4% of the fully-diluted common shares of Kendara, and Jonathan Feiber, a representative of these partnerships, served as a director of Kendara.

(3) Pavani Diwanji was Chief Technical Officer and a director of Kendara. Prior to our acquisition of Kendara, Ms. Diwanji held approximately 23.2% of the fully-diluted common shares of Kendara.

(4) Freeman Murray was Secretary of Kendara. Prior to our acquisition of Kendara, Mr. Murray held approximately 19.0% of the fully-diluted common shares of Kendara.

(5) Bret Comolli was Chief Executive Officer and a director of Kendara. Prior to our acquisition of Kendara, Mr. Comolli held approximately 10.5% of the fully-diluted common shares of Kendara.

(6) Prior to our acquisition of Kendara, Institutional Venture Partners VIII, L.P., IVP Broadband Fund L.P. and IVM Investment Fund VIII, LLC together held approximately 18.4% of the fully-diluted common shares of Kendara, and Timothy M. Haley, a representative of these partnerships, served as a director of Kendara.

                               ----------------

   Investing in our Series A common stock involves a high degree of risk. Please carefully consider the "Risk Factors" beginning on page 4 of the prospectus.

  NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORS HAVE APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS OR THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

          The date of this prospectus supplement is November 13, 2000.